EXHIBIT 99.1

Contact:

Michael G. McAuley

Senior Vice President, Chief Financial Officer and Treasurer

(412) 429-2472

mmcauley@ampcopgh.com

FOR IMMEDIATE RELEASE

CARNEGIE, PA

March 25, 2024

Ampco-Pittsburgh Corporation (NYSE: AP) Announces Fourth Quarter and Full Year 2023 Results

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Q4 2023 sales up 16% over Q4 2022; full year 2023 sales up 8% over full year 2022.
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Air and Liquid Processing segment sales increased 35% for Q4 2023 and 31% for 2023 YTD compared to prior year periods.
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2023 full year loss from operations of $34.6 million includes a $40.9 million non-cash, undiscounted asbestos-related revaluation charge recorded in Q4 2023.
•
2023 full year non-GAAP adjusted income from operations improved $4.5 million vs 2022.
•
Conclusion of U.S. forged business equipment modernization program in Q1 2024.

Carnegie, PA, March 25, 2024 – Ampco-Pittsburgh Corporation (NYSE: AP)reported net sales of $108.1 million and $422.3 million for the three and twelve months ended December 31, 2023, compared to $93.5 million and $390.2 million for the three and twelve months ended December 31, 2022, respectively. The increase for both the three and twelve months ended December 31, 2023, over the prior year periods was primarily driven by record Air and Liquid segment sales, higher forged roll shipment volumes, and higher net roll pricing, offset in part by lower shipments of forged engineered products.

The Corporation reported a loss from operations for the three and twelve months ended December 31, 2023, of $41.6 million and $34.6 million, respectively, compared to income from operations for the three and twelve months ended December 31, 2022, of $0.9 million and $2.8 million, respectively. The three- and twelve-month periods ended December 31, 2023, include an asbestos-related charge resulting from the net effect of the revaluation of asbestos liabilities and the related insurance receivables (the “Asbestos-Related Charge”) of $40.9 million. This revaluation reflects more recent claims experience, indicating primarily a trend toward higher expected settlement values for pending and future asbestos claims. By comparison, the three- and twelve-month periods ended December 31, 2022, include an asbestos-related benefit of $2.2 million resulting from a reduction in the estimated long-term defense cost portion of the Corporation’s asbestos liability (the “Asbestos-Related Credit”). Both the Asbestos-Related Charge and the Asbestos-Related Credit are recorded in the Air and Liquid Processing segment’s operating results for the applicable periods.

CEO Brett McBrayer commented, “Our non-GAAP adjusted operating income improved by $4.5 million in 2023 over 2022, each of which exclude the impact of the non-cash and undiscounted Asbestos-Related

Charge (Credit) and other unusual items. Record sales in Air and Liquid Processing, and the positive impacts of higher forged roll volumes and higher net pricing in our roll business collectively overcame a significant market decline in FEP product demand and softer demand for cast rolls. Although our U.S. forged roll business performed well, excess plant capacity for current demand levels coupled with high energy costs in our European cast roll business continued to weigh heavily on our results in 2023. With the conclusion of the equipment revitalization effort in our U.S. forged business in Q1 2024 and some relief with lower energy prices in Europe, we are better positioned to selectively capture market opportunities.”

Interest expense for the three and twelve months ended December 31, 2023, increased due to a rise in total debt and interest rates for the current year periods when compared to the same periods of the prior year. “Other – net” improved for the three months ended December 31, 2023, when compared to the prior year period primarily due to lower foreign exchange losses, partly offset by lower pension income; however, “Other – net” declined for the full year primarily due to fluctuations in foreign exchange and lower pension income, partly offset by unrealized gains in Rabbi Trust investments compared to prior year unrealized losses.

The income tax provision for the three and twelve months ended December 31, 2023, includes a $1.3 million income tax benefit related to the Asbestos-Related Charge. The income tax provision for the three and twelve months ended December 31, 2023, also includes the recognition of a $0.3 million valuation allowance against the net deferred income tax assets of the Corporation’s U.K. operations, which entered into a three-year cumulative loss position during the quarter, given the higher energy costs it experienced in the wake of the Russia-Ukraine conflict and the resulting shift in the majority of its production load to another facility.

Net loss attributable to Ampco-Pittsburgh for the three and twelve months ended December 31, 2023, was $41.8 million, or $2.12 per share, and $39.9 million, or $2.04 per share, respectively, which include approximately $2.00 per share and $2.02 per share, respectively, for the after-tax impact of the Asbestos-Related Charge. This compares to net loss attributable to Ampco-Pittsburgh for the three months ended December 31, 2022, of $0.5 million, or $0.02 per share, and net income attributable to Ampco-Pittsburgh for the twelve months ended December 31, 2022, of $3.4 million, or $0.18 per share.

Segment Results

Forged and Cast Engineered Products

Segment sales for the three months ended December 31, 2023, increased 9% compared to the prior year period primarily due to a higher volume of mill roll shipments and improved pricing. Sales for the twelve months ended December 31, 2023, were comparable to the prior year period, as higher forged roll shipment volumes and improved roll pricing approximately offset a decline in shipments of forged engineered products and cast rolls.

Segment operating results for the three months ended December 31, 2023, improved compared to the prior year primarily due to higher shipment volumes. For the twelve months ended December 31, 2023, segment operating results improved primarily due to higher net pricing, improved product sales mix and the benefit from a foreign energy credit, which more than offset lower manufacturing cost absorption due to the temporary idling of capacity to align production with demand, and higher selling and administrative costs. The segment’s prior full year selling and administrative costs were lower in part due to the impact of a change in an employee benefit policy, which reduced expense in 2022.

Air and Liquid Processing

Sales for the three and twelve months ended December 31, 2023, improved when compared to the prior year periods by 35% and 31%, respectively, due to a higher volume of shipments of heat exchange coils, custom air handlers and centrifugal pumps.

Segment operating results declined for the three and twelve months ended December 31, 2023, primarily due to the Asbestos-Related Charge in the current year periods and the absence of the Asbestos-Related Credit from the prior-year periods. Business unit operations improved due to the higher volume of shipments, offset in part by higher operating costs, including those associated with the segment’s commercial growth and plant expansions, as well as an unfavorable product mix effect.

Teleconference Access

Ampco-Pittsburgh Corporation will hold a conference call on March 26, 2024, at 10:30 a.m. Eastern Time (ET) to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2023. The Corporation encourages participants to pre-register at any time, including up to and after the call start time via this link: https://dpregister.com/sreg/10186688/fbaa9e10c0. Those without internet access or unable to pre-register should dial in at least five minutes before the start time using:

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Domestic: 1-844-308-3408
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International: 1-412-317-5408

For those unable to listen to the live broadcast, a replay will be available one hour after the event concludes on the Corporation’s website under the Investors menu at www.ampcopgh.com.

About Ampco-Pittsburgh Corporation

Ampco-Pittsburgh Corporation manufactures and sells highly engineered, high-performance specialty metal products and customized equipment utilized by industry throughout the world. Through its operating subsidiary, Union Electric Steel Corporation, it is a leading producer of forged and cast rolls for the global steel and aluminum industries. It also manufactures open-die forged products that are sold principally to customers in the steel distribution market, oil and gas industry, and the aluminum and plastic extrusion industries. The Corporation is also a producer of air and liquid processing equipment, primarily custom-engineered finned tube heat exchange coils, large custom air handling systems and centrifugal pumps. It operates manufacturing facilities in the United States, England, Sweden, and Slovenia and participates in three operating joint ventures located in China. It has sales offices in North America, Asia, Europe, and the Middle East. Corporate headquarters is located in Carnegie, Pennsylvania.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by us or on behalf of the Corporation. This press release may include, but is not limited to, statements about operating performance, trends and events that the Corporation may expect or anticipate will occur in the future, statements about sales and production levels, restructurings, the impact from pandemics and geopolitical conflicts, profitability and anticipated expenses, inflation, the global supply chain, future proceeds from the exercise of outstanding warrants, and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “will,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “target,” “goal,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations, and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to: economic downturns, cyclical demand for our products and insufficient demand for our products; excess global capacity in the steel industry; limitations in availability of capital to fund our strategic plan; inability to maintain adequate liquidity to meet our operating cash flow requirements, repay maturing debt and meet other financial obligations; fluctuations in the value of the U.S. dollar relative to other currencies; increases in commodity prices or insufficient hedging against increases in commodity prices, reductions in electricity and natural gas supply or shortages of key production materials for us or our customers; inability to obtain necessary capital or financing on satisfactory terms to acquire capital expenditures that may be necessary to support our growth strategy; inoperability of certain equipment on which we rely; inability to execute our capital expenditure plan; liability of our subsidiaries for claims alleging personal injury from exposure to asbestos-containing components historically used in certain products of our subsidiaries; changes in the existing regulatory environment; inability to successfully restructure our operations and/or invest in operations that will yield the best long-term value to our shareholders; consequences of pandemics and geopolitical conflicts; work stoppage or another industrial action on the part of any of our unions; inability to satisfy the continued listing requirements of the New York Stock Exchange or the NYSE American Exchange; potential attacks on information technology infrastructure and other cyber-based business disruptions; failure to maintain an effective system of internal control; and those discussed more fully elsewhere in Item 1A, Risk Factors, in Part I of the Corporation’s latest Annual Report on Form 10-K. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that it is not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by applicable law, the Corporation assumes no obligation, and disclaims any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

NON-GAAP FINANCIAL MEASURES

The Corporation presents non-GAAP adjusted income (loss) from operations, which is calculated as (loss) income from operations excluding the Asbestos-Related Charge (Credit), the Asbestos-Related Proceeds, the Foreign Energy Credit, the Change in Employee Benefit Policy, and the Refund of Excess COVID-19 Subsidies, for each of the years, as applicable. This non-GAAP financial measure is not based on any standardized methodology prescribed by accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.

The Corporation has presented non-GAAP adjusted income (loss) from operations because it is a key measure used by the Corporation’s management and Board of Directors to understand and evaluate the Corporation’s operating performance and to develop operational goals for managing its business. This non-GAAP financial measure excludes significant charges or credits that are one-time charges or credits, or unrelated to the Corporation’s ongoing results of operations, or beyond its control. Additionally, a portion of the incentive and compensation arrangements for certain employees is based on the Corporation’s business performance. The Corporation believes this non-GAAP financial measure helps identify underlying trends in its business that otherwise could be masked by the effect of the items it excludes from adjusted income (loss) from operations. In particular, the Corporation believes the exclusion of the Asbestos-Related Charge (Credit), the Asbestos-Related Proceeds, the Foreign Energy Credit, the Change in Employee Benefit Policy, and the Refund of Excess COVID-19 Subsidies, can provide a useful measure for period-to-period comparisons of the Corporation’s core business performance. The Corporation also believes this non-GAAP financial measure provides useful information to management, shareholders and investors, and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects and allowing for greater transparency with respect to key financial metrics used by the Corporation’s management in its financial and operational decision-making.

Adjusted (loss) income from operations is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are limitations related to the use of adjusted (loss) income from operations rather than (loss) income from operations, which is the nearest GAAP equivalent. Among other things, there can be no assurance that additional benefits similar to the Asbestos-Related Credit, the Asbestos-Related Proceeds, the Foreign Energy Credit and the Change in Employee Benefit Policy or additional expenses similar to the Asbestos-Related Charge and the Refund of Excess COVID-19 Subsidies will not occur in future periods.

The adjustments reflected in adjusted (loss) income from operations are pre-tax.

AMPCO-PITTSBURGH CORPORATION

FINANCIAL SUMMARY

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2023	2022	2023	2022

Total net sales	$108,108	$93,534	$422,340	$390,189

Costs of products sold (excl. depreciation and amortization)	91,448	78,296	347,781	327,996
Selling and administrative	12,783	11,586	50,884	43,527
Depreciation and amortization	4,564	4,275	17,674	17,408
Charge (credit) for asbestos-related costs, net	40,887	(2,226)	40,696	(2,226)
Loss (gain) on disposal of assets	3	659	(121)	706
Total operating costs and expenses	149,685	92,590	456,914	387,411

(Loss) income from operations	(41,577)	944	(34,574)	2,778

Other (expense) income:
Investment-related income	14	6	128	519
Interest expense	(2,563)	(1,750)	(9,347)	(5,434)
Other — net	1,092	674	4,516	7,693
Total other (expense) income — net	(1,457)	(1,070)	(4,703)	2,778

(Loss) income before income taxes	(43,034)	(126)	(39,277)	5,556
Income tax benefit (provision)	1,699	(144)	1,158	(1,576)

Net (loss) income	(41,335)	(270)	(38,119)	3,980

Less: Net income attributable to noncontrolling interest	501	193	1,809	564
Net (loss) income attributable to Ampco-Pittsburgh	$(41,836)	$(463)	$(39,928)	$3,416

Net (loss) income per share attributable to Ampco-Pittsburgh common shareholders:
Basic	$(2.12)	$(0.02)	$(2.04)	$0.18
Diluted	$(2.12)	$(0.02)	$(2.04)	$0.18

Weighted-average number of common shares outstanding:
Basic	19,729	19,404	19,617	19,319
Diluted	19,729	19,404	19,617	19,444

AMPCO-PITTSBURGH CORPORATION

SEGMENT INFORMATION

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2023	2022	2023	2022

Net sales:
Forged and Cast Engineered Products	$75,757	$69,636	$303,761	$299,484
Air and Liquid Processing	$32,351	$23,898	$118,579	$90,705
Consolidated	$108,108	$93,534	$422,340	$390,189

(Loss) income from operations:
Forged and Cast Engineered Products	$4	$(1,648)	$7,580	$444
Air and Liquid Processing	(38,470)	5,509	$(29,084)	$13,686
Corporate costs	(3,111)	(2,917)	$(13,070)	$(11,352)
Consolidated	$(41,577)	$944	$(34,574)	$2,778

AMPCO-PITTSBURGH CORPORATION

NON-GAAP FINANCIAL MEASURES RECONCILIATION SCHEDULE

(in thousands)

As described under “Non-GAAP Financial Measures” above, the Corporation presents non-GAAP adjusted (loss) income from operations as a supplemental financial measure to GAAP financial measures. The following is a reconciliation of (loss) income from operations, the most directly comparable GAAP financial measure, to this non-GAAP financial measure for the three and twelve months ended December 31, 2023, and 2022:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2023	2022	2023	2022

(Loss) income from operations, as reported (GAAP)	$(41,577)	$944	$(34,574)	$2,778
Asbestos-Related Charge (1)	40,887	(2,226)	40,887	(2,226)
Asbestos-Related Proceeds (2)	-	-	(191)	-
Foreign Energy Credit (3)	-	-	(1,874)	-
Change in Employee Benefit Policy (4)	-	-	-	(1,431)
Refund of Excess COVID-19 Subsidies (5)	-	-	-	664
(Loss) income from operations, as adjusted (Non-GAAP)	$(690)	$(1,282)	$4,248	$(215)

(1)
For 2023, represents an increase in the estimated settlement costs of pending and future asbestos claims, net of additional insurance recoveries and a reduction in the estimated defense-to-indemnity cost ratio from 65% to 60%. For 2022, represents a benefit from the reduction in the estimated defense-to-indemnity cost ratio from 70% to 65%.
(2)
Represents proceeds received from an insolvent asbestos-related insurance carrier.
(3)
Represents reimbursement of past energy costs at one of the Corporation’s foreign operations by its local government.
(4)
Represents a benefit resulting from a change in how certain employees earn certain benefits.
(5)
Represents excess COVID-19 subsidies received in 2020 and returned in 2022.